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                                                                    EXHIBIT 99.2


                               MESSAGEMEDIA, INC.

                       1999 NON-OFFICER STOCK OPTION PLAN
         AS ADOPTED BY THE BOARD OF DIRECTORS EFFECTIVE OCTOBER 27, 1999 AS AMENDED AND RESTATED BY THE BOARD THROUGH DECEMBER 29, 2000
                        STOCKHOLDER APPROVAL NOT REQUIRED

         1. PURPOSES.

            (a) The purpose of the Plan is to provide a means by which selected Employees (including Officers) and Consultants may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of Stock Awards. Only Nonstatutory Stock Options, stock bonuses, and rights to acquire restricted stock may be granted hereunder.

            (b) The Company, by means of the Plan, seeks to retain the services of persons who are Employees or Consultants at the time of grant of a Stock Award, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "AFFILIATE" shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other entity which controls the Company or is controlled by the Company.

            (b) "BOARD" shall mean the Board of Directors of the Company.

            (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "COMMITTEE" shall mean a committee comprised of one or more members of the Board appointed by the Board in accordance with subsection 4(a) of the Plan.

            (e) "COMMON STOCK" shall mean the Company's common stock.

            (f) "COMPANY" shall mean MessageMedia, Inc., a Delaware corporation.

            (g) "CONSULTANT" shall mean any person, including an advisor or other form of independent contractor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services (provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities), provided that the term "Consultant" shall not include Employees, Officers, Directors, or stockholders beneficially owning ten percent (10%) or more of the Company's Common Stock.





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            (h) "CONTINUOUS SERVICE AS AN EMPLOYEE, DIRECTOR OR CONSULTANT"
shall mean that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Service as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

            (i) "DIRECTOR" shall mean a member of the Board.

            (j) "DISABILITY" shall mean inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

            (k) "EMPLOYEE" shall mean any person employed by the Company or by any Affiliate, excluding stockholders beneficially owning ten percent (10%) or more of the Company's Common Stock. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

            (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (m) "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

                (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is traded on more than one exchange or market, on the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

                (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

            (n) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.


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            (o) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (p) "OFFICER" shall mean a person who possesses the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc. For purposes of the Plan, "Officer" shall include any corporate officer with the title of vice president and above and any other Employee of the Company whom the Board or the Committee classifies as "Officer," unless the Board finds that such person does not possess the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc.

            (q) "OPTION" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

            (r) "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionholder setting forth the terms and conditions of the grant of an individual Option. Each Option Agreement shall be subject to the terms and conditions of the Plan.

            (s) "OPTIONHOLDER" shall mean a person to whom an Option is granted pursuant to the Plan, or, if applicable, such other person who holds an outstanding Option.

            (t) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

            (u) "PLAN" shall mean this 1999 Non-Officer Stock Option Plan.

            (v) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            (w) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

            (x) "STOCK AWARD" means any right granted under the Plan, including a Nonstatutory Stock Option, a stock bonus and a right to acquire restricted stock.

            (y) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         3. SHARES SUBJECT TO THE PLAN.

            Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued under the terms of a Stock Award Agreement and the Plan is three million (3,000,000) Shares. The Shares may be authorized but unissued Common Stock or reacquired Common Stock treated as shares or otherwise. If a Stock Award should expire or become unexercisable for any reason without having been exercised in full, the


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unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. ADMINISTRATION OF THE PLAN.

            (a) PROCEDURE. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. At the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors in accordance with Rule 16b-3. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to all Employees and Consultants who are not then subject to Section 16 of the Exchange Act.

            (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority to administer, interpret and amend the Plan and the Stock Awards so long as no such exercise of authority is directly contradictory to the terms and conditions of the Plan. The Board's authority shall include the following powers: (i) to grant Stock Awards under the Plan; provided, however, that only Nonstatutory Stock Options may be granted under the Plan; (ii) to determine, upon review of relevant information and in accordance with subsection 2(m) of the Plan, the Fair Market Value of the Common Stock;
(iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with subsection 7(b) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted and the number of Shares to be represented by each Stock Award, provided that no Stock Award may be granted to a person who is not either an Employee or a Consultant; (v) to interpret the Plan and any Stock Award Agreement; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (viii) to accelerate or defer (the latter with the consent of the holder thereof) the exercise date and vesting schedule of any Stock Award; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board or to carry out any other task related to the administration of the Plan; (x) to amend, suspend or terminate the Plan in accordance with Section 12 of the Plan; and (xi) to make all other determinations deemed by the Board to be necessary or advisable or appropriate for the administration of the Plan. Any and all of these powers, as well as the Board's overall authority to administer the Plan, may be exercised in the Board's sole discretion.

            (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.


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         5. ELIGIBILITY.

            (a) Stock Awards may be granted only to Employees (including Officers) or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted a Stock Award, if he or she remains eligible, may be granted an additional Stock Award or Stock Awards. Notwithstanding the foregoing, the aggregate number of shares of Common Stock issued pursuant to Stock Awards granted to Officers cannot exceed forty percent (40%) of the number of shares of Common Stock reserved for issuance under the Plan as determined at the time of each issuance to an Officer, except that there shall be excluded from this calculation shares of Common Stock issued to Officers not previously employed by the Company pursuant to Stock Awards granted as an inducement essential to such individuals entering into employment contracts with the Company.

            (b) Stock Awards may not be granted to Consultants who are not natural persons unless the Company determines both (i) that such grant (A) shall be registered in a manner other than on the Form S-8 Registration Statement under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

            (c) The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with the Participant's right or the Company's right to terminate the Participant's employment at any time, for any reason or no reason, with or without cause, or to terminate the Participant's consultancy pursuant to the terms of the Consultant's agreement with the Company.

         6. TERM OF THE PLAN.

            The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated under Section 12 of the Plan.

         7. OPTION PROVISIONS.

            (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

            (b) EXERCISE PRICE, CONSIDERATION AND VESTING.

                (i) EXERCISE PRICE. The exercise price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date of grant.

                (ii) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option shall be paid, to the extent permitted by applicable statutes and regulations, as follows: (i) in cash (or by check), or (ii) at the discretion of the Board, as determined either at the time of the grant of the Option or at any time thereafter at or before the time the Option is exercised: (A) by delivery to the Company of other Common Stock of the Company (which has either been held for the period required to avoid a charge to the Company's


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reported earnings (generally six months) or that was not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise), or (B) in any other form of legal consideration that may be acceptable to the Board, or (iii) any combination thereof.

                (iii) VESTING. The total number of Shares subject to an Option may, but need not, become exercisable in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 7(b) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

            (c) EXERCISE OF OPTION.

                (i) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionholder, and as shall be permissible under the terms of the Plan.

                (ii) An Option may not be exercised for a fraction of a Share.

                (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under subsection 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made (for example, for a dividend or other right for which the record date is prior to the date the stock certificate is issued), except as provided in Section 9 of the Plan.

                (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be issued, for purposes of the Plan and such Option, by the number of Shares as to which the Option is exercised.

                (v) The Option may, but need not, include a provision whereby the Optionholder may elect to exercise the Option at any time while the Option remains outstanding as to any part or all of the Shares subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish, which may include the use of an escrow account to hold Shares remaining subject to the Company's repurchase right.

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            (d) TERMINATION OF CONTINUOUS SERVICE AS AN EMPLOYEE, DIRECTOR OR
CONSULTANT. If an Optionholder ceases his or her Continuous Service as an Employee, Director or Consultant for any reason other than death or Disability, the Optionholder may, but only within three (3) months (or such longer or shorter period, which in no event shall be less than thirty (30) days, specified in the Option Agreement) after the end of the Optionholder's Continuous Service as an Employee, Director or Consultant, exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option within the time specified herein, the Option shall terminate.

            (e) DEATH OF OPTIONHOLDER. In the event of the death of an Optionholder during the term of a Option granted to such Optionholder and who remained at the time of his or her death in Continuous Service as an Employee, Director or Consultant since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement) following the date of death, by the Optionholder's estate or by a person who acquired the right to exercise the Option by bequest, inheritance, beneficiary designation or otherwise, to the extent that the Optionholder was entitled to exercise it on the date of death. To the extent that the Optionholder was not entitled to exercise the Option on the date of death that portion of the Option shall terminate on the Optionholder's date of death. To the extent that the Optionholder was entitled to exercise the Option on the date of death, if the Option is not exercised within the time specified herein, the Option shall terminate.

            (f) DISABILITY OF OPTIONHOLDER. In the event of the termination of an Optionholder's Continuous Service as an Employee, Director or Consultant on account of Disability of the Optionholder during the term of an Option granted to such Optionholder and who remained at the time of his or her termination on account of Disability in Continuous Service as an Employee, Director or Consultant since the date of grant of the Option, the Optionholder may, but only within twelve (12) months (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement) after the date the Optionholder ceases Continuous Service as an Employee, Director or Consultant on account of such Disability, exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, that portion of the Option shall terminate on the Optionholder's date of Disability. To the extent that the Optionholder was entitled to exercise the Option on the date of Disability if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

            (g) WITHHOLDING. To the extent provided by the terms of the Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionholder as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered


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Shares of the Common Stock of the Company. Notwithstanding the foregoing, nothing in this subsection 7(g) shall abridge the Company's right to withhold from any remuneration paid to the Optionholder by the Company.

            (h) TRANSFERABILITY OF OPTIONS. Except as otherwise expressly provided in the terms of the Option Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionholder, only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

         8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

            (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) CONSIDERATION. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

            (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

            (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

            (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

            (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:


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            (i) PURCHASE PRICE. The purchase price of restricted stock awards shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

            (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

            (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

            (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

            (v) TRANSFERABILITY. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

            (c) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

         9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

            (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 3, and


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the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per Share subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

            (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

            (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 9(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

         10. CONDITIONS UPON ISSUANCE OF SHARES.

             The Company may require the Participant (or any person to whom a Stock Award is transferred) to execute such documents and to provide such representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Participant or permitting the Participant (or any person to whom a Stock Award is transferred) to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities and other laws, including, but not limited to, legends restricting the transfer of the shares.

         11. RESERVATION OF SHARES.

             (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

             (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the


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lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         12. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN AND STOCK AWARDS.

             (a) AMENDMENT, SUSPENSION AND TERMINATION. The Board may amend, suspend or terminate the Plan from time to time in such respects as the Board may deem advisable in the Board's sole discretion. Notwithstanding the foregoing, the Plan terminates when all reserved Shares have been issued and cannot return to the reserve.

             (b) EFFECT OF AMENDMENT, SUSPENSION OR TERMINATION. Any amendment, suspension or termination of the Plan shall not adversely affect Stock Awards already granted, as determined by the Board in good faith, and such Stock Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, any amendment which increases the benefits provided or to be provided under the Plan shall not require the consent of the Participants.

             (c) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of some or all Stock Awards; provided, however, that if the Board makes a good faith determination that the effect of such an amendment, taken as a whole, would be to impair the Participant's rights and/or increase the Participant's obligations under the Stock Award, then such amendment shall not be effective as to a particular Stock Award unless the Company requests the consent of the Participant and such Participant consents in writing.

         13. USE OF PROCEEDS FROM STOCK.

             Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

         14. EFFECTIVE DATE.

             The Plan shall become on the date the Plan is adopted by the Board.

         15. CHOICE OF LAW.

             The law of the State of Colorado shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.



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